SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2016 root9B Technologies, Inc.
(Exact name of Company as specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-50502 (Commission File No.)	20-0443575 (IRS Employee Identification No.)

4521 Sharon Road, Suite 300
Charlotte, North Carolina 28211
 (Address of Principal Executive Offices)

(704) 521-8077
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of root9B Technologies, Inc. (the “Company”) was held on May 24, 2016 (the “Meeting”). At the Meeting, the Company’s stockholders voted on the matters set forth below:

(1) The stockholders elected the following eight nominees to the Board of Directors, each to serve until the next annual meeting and until their successors have been elected and qualified. The voting results for each nominee were as follows:

Name of Nominee	Votes Cast For	Votes Withheld	Broker Non-Votes
Joseph J. Grano, Jr	49,295,428	406,168	12,204,120
Isaac Blech	49,055,599	645,997	12,204,120
Kevin Carnahan	49,323,422	378,174	12,204,120
Gregory C. Morris	49,445,470	256,126	12,204,120
Anthony Sartor	49,344,757	356,839	12,204,120
Seymour Siegel	49,438,470	263,129	12,204,120
Cary W. Sucoff	49,356,157	345,439	12,204,120
Dan Wachtler	48,524,833	1,176,763	12,204,120

(2) The stockholders ratified the selection of Cherry Bekaert LLP as independent public accountants for the Company for fiscal year 2016. The voting results were as follows:

Votes Cast For	Votes Cast Against	Abstain	Broker Non-Votes
60,975,698	43,373	886,645	—

(3) The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The voting results were as follows:

Votes Cast For	Votes Cast Against	Abstain	Broker Non-Votes
48,246,572	185,096	1,269,928	12,204,120

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 25, 2016
ROOT9B TECHNOLOGIES, INC.

By:	/s/ Joseph J. Grano, Jr.
Name:	Joseph J. Grano, Jr.
Title:	Chief Executive Officer